Exhibit 99.1

The LGL Group, Inc. Reports Full Year and Q4 2015 Financial Results

ORLANDO, FL, March 24, 2016 – The LGL Group, Inc. (NYSE MKT: LGL) (the "Company"), announced results for the full year and quarter ended December 31, 2015.
Summary of 2015 Full-Year Financial Results:
•	Revenues of $20.7 million, a decrease of 10.0% compared to 2014
•	Gross margin of 33.1% compared to 2014 gross margin of 27.5%
•	Net loss per share of ($0.27) compared to 2014 net loss per share of ($1.09)
•	Adjusted EBITDA of $0.5 million, a year-over-year improvement of $1.6 million from 2014

Total revenues for the year ended December 31, 2015, were $20,713,000, a decrease of 10.0% from revenues of $23,013,000 in 2014. Net loss for the year ended December 31, 2015, was ($711,000) compared with ($2,825,000) for the year ended December 31, 2014. Basic and diluted net loss per share for the years ended December 31, 2015 and 2014, was ($0.27) and ($1.09), respectively.  Gross margins improved to 33.1% for 2015, a 5.6 percentage point increase compared to 27.5% for 2014.  Adjusted EBITDA, which excludes non-cash stock-based compensation, non-cash impairment expense and one-time non-cash restructuring charges, was $0.5 million, or $0.19 per share, for 2015, compared to an EBITDA loss of ($1.1) million, or ($0.43) per share, for 2014.
"The year-over-year improvement in gross margin reflects a more favorable product mix directly tied to engineering investments the Company has made that are resulting in the development of more complex products that are producing higher margins," said the Company's CEO, Michael J. Ferrantino, Sr.
Summary of Q4 2015 Financial Results:
•	Revenues of $5.0 million, a decrease of 7.5% compared to Q4 2014
•	Gross margin of 33.2% compared to Q4 2014 gross margin of 30.0%
•	Net loss per share of ($0.05) compared to Q4 2014 net loss per share of ($0.10)
•	Adjusted EBITDA of $0.1 million, a year-over-year improvement of $0.06 million from Q4 2014

Total revenues for Q4 2015 were $5.0 million, a decrease of 7.5% from the Q4 2014 revenues of $5.5 million. Net loss for Q4 2015 was ($0.1) million, or ($0.05) per share, compared to a net loss of ($0.3) million, or ($0.10) per share, for Q4 2014.  Gross margins improved to 33.2% for Q4 2015, which was 3.2 percentage points higher compared to 30.0% for Q4 2014. Adjusted EBITDA, which excludes non-cash stock-based compensation, non-cash impairment expense and one-time non-cash restructuring charges, was $0.14 million, or $0.05 per share, for Q4 2015, compared to an adjusted EBITDA of $0.08 million, or $0.03 per share, for the comparable period in 2014.

Positive Cash Flows from Operations; Solid Capital Position

Operating cash flows were positive for 2015, with net cash provided by operating activities of $0.7 million for the year ended December 31, 2015, compared to net cash used in operations of ($1.3) million for the year ended December 31, 2014.
Total cash and cash equivalents increased to $5.6 million, or $2.08 per share, at December 31, 2015, compared to $5.2 million, or $1.98 per share, at December 31, 2014.  Adjusted working capital (accounts receivable, net, plus inventory, net, less accounts payable) was $5.2 million as of December 31, 2015, compared to $5.7 million as of December 31, 2014, which reflects the continuing effort to manage working capital levels to operating activity.
Mr. Ferrantino added, "As we rebuild the Company around value-added products that provide solutions to our customers, we continue to remain focused on our cost reduction program. Although the reductions have become more modest, we feel there is still room for improvement. However, our primary focus is on technology trends and market requirements for new products. To that end, we have a number of new, value-added designs and will continue to introduce more over the coming months. As I have stated in the past, the incubation period from design to production is long, but so are the production cycles. We have improved many of the Company's performance metrics however, the critical one is profitability, which we see it getting closer and closer and believe will soon be within our reach."
About The LGL Group, Inc.
The LGL Group, Inc., through its wholly-owned subsidiary MtronPTI, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits.  These components ensure reliability and security in aerospace and defense communications, synchronize data transfers throughout the wireless and internet infrastructure, and provide low noise and base accuracy for lab instruments.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota and Noida, India, with local sales offices in Sacramento, California and Hong Kong.

For more information on the Company and its products and services, contact Patti Smith at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Patti Smith
The LGL Group, Inc.
pasmith@lglgroup.com
(407) 298-2000

 THE LGL GROUP, INC.
 Condensed Consolidated Statements of Operations – UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

For the year ended December 31,	2015	2014

REVENUES	$20,713	$23,013
Costs and expenses:
Manufacturing cost of sales	13,863	16,685
Engineering, selling and administrative	7,638	8,692
Restructuring charges	—	465
OPERATING LOSS	(788)	(2,829)
Total other income	85	—
LOSS BEFORE INCOME TAXES	(703)	(2,829)
Income tax (provision) benefit	(8)	4

NET LOSS	$(711)	$(2,825)

Weighted average number of shares used in basic and diluted EPS calculation	2,640,803	2,595,988
BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.27)	$(1.09)

For the quarter ended December 31,	2015	2014

REVENUES	$5,042	$5,451
Costs and expenses:
Manufacturing cost of sales	3,366	3,816
Engineering, selling and administrative	1,816	1,942
Restructuring charges	—	21
OPERATING LOSS	(140)	(328)
Total other (expense) income	(2)	69
LOSS BEFORE INCOME TAXES	(142)	(259)
Income tax benefit	5	4

NET LOSS	$(137)	$(255)

Weighted average number of shares used in basic and diluted EPS calculation	2,655,668	2,599,657
BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.05)	$(0.10)

THE LGL GROUP, INC.
Condensed Consolidated Balance Sheets – UNAUDITED
(Dollars in Thousands)

	December 31,
ASSETS	2015	2014
Cash and cash equivalents	$5,553	$5,192
Accounts receivable, less allowances of $34 and $43, respectively	2,606	3,266
Inventories, net	3,546	4,198
Prepaid expenses and other current assets	247	278
Total Current Assets	11,952	12,934
Property, plant, and equipment, net	3,165	3,547
Intangible assets, net	475	528
Other assets	211	253
Total Assets	$15,803	$17,262

LIABILITIES AND STOCKHOLDERS' EQUITY
Total Liabilities	2,076	3,025
Stockholders' Equity	13,727	14,237
Total Liabilities and Stockholders' Equity	$15,803	$17,262

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expenses), provision (benefit) for income taxes, stock-based compensation expense, impairment expense and restructuring charges. We believe such non-GAAP measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Loss Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the period ended December 31, 2015 (000's, except shares and per share amounts)	Three months	Twelve months

Net loss before income taxes	$(142)	$(703)
Add: Interest expense	7	32
Add: Depreciation and amortization	212	870
Add: Non-cash stock compensation	64	265
Add: Non-cash impairment of note receivable	—	38
Adjusted EBITDA	$141	$502

Weighted average number of shares used in basic and diluted EPS calculation	2,655,668	2,640,803
Adjusted EBITDA per share	$0.05	$0.19

For the period ended December 31, 2014 (000's, except shares and per share amounts)	Three months	Twelve months

Net loss before income taxes	$(259)	$(2,829)
Add: Interest expense	5	26
Add: Depreciation and amortization	218	922
Add: Non-cash stock compensation	94	308
Add: One-time restructuring expense	21	465
Adjusted EBITDA (loss)	$79	$(1,108)

Weighted average number of shares used in basic and diluted EPS calculation	2,599,657	2,595,988
Adjusted EBITDA (loss) per share	$0.03	$(0.43)